Exhibit 10.1

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

SECURITIES PURCHASE AND EXCHANGE AGREEMENT (the “Agreement”), dated as of May 1, 2009, among Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.            The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 144A (“Rule 144A”) of the Securities Act of 1933, as amended (the “1933 Act”), by Section 4(2) of the 1933 Act, and/or by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.            The Company currently has outstanding: (i) a series of 8% Convertible Subordinated Notes in the aggregate principal amount of $20,624,933.33 that were issued in a January 2007 private placement by the Company and were also issued as interest on such notes (the “Existing Notes”), and (ii) common stock purchase warrants to purchase up to an aggregate of 8,138,352 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), which warrants were issued in connection with the Existing Notes and which have (a) an original exercise price of $1.93 per share and an expiration date of January 3, 2012 or (b) an original exercise price of $1.55 per share and an expiration date of December 28, 2012 (the “Existing Warrants”).

C.            The Company and Buyers desire to enter into a transaction under which, subject to the terms and conditions of this Agreement: (i) each holder of the Existing Notes will exchange such holder’s Existing Notes and Existing Warrants for a new series of convertible notes, shares of a new class of preferred stock, or a combination of such new notes and new shares of preferred stock, together with new warrants issued thereon and (ii) certain investors will purchase for cash consideration shares of a new class of preferred stock of the Company (collectively, the “Transactions” or the “Offering”).

D.            In order to effectuate the Transactions, the Company has authorized and/or approved:  (1) a new series of convertible preferred stock of the Company to be designated as the Company’s “Series A-1 Preferred Stock,” par value $0.001 per share (the “Series A-1 Preferred”); (2) a new series of preferred stock of the Company to be designated as the Company’s “Series A-2 Preferred Stock,” par value $0.001 per share (the “Series A-2 Preferred”);  (3) a series of 8% Senior Secured Convertible Notes of the Company in the form attached hereto as Exhibit A (the “Exchange Notes”); (4) a series of Common Stock Purchase Warrants in the form attached hereto as Exhibit B to be issued in connection with the issuance of shares of Series A-1 Preferred and Series A-2 Preferred (the “Preferred Warrants”); and (5) a series of Common Stock Purchase Warrants in the form attached hereto as Exhibit C to be issued in connection with the issuance of the Exchange Notes (the “Exchange Warrants”).

E.             Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in substantially the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Conversion Shares and the Warrant Shares (each as defined below) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.                                       PURCHASE OF SERIES A-1 SHARES, SERIES A-2 SHARES, EXCHANGE NOTES, AND WARRANTS; OPTION TO PURCHASE ADDITIONAL SERIES A-1 SHARES.

(a)           Purchase of Series A-1 Shares and Preferred Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each such Buyer severally, but not jointly, agrees to purchase and acquire from the Company on the First Closing Date (as defined below), the number of Series A-1 Shares set forth opposite such Buyer’s name in Column (3) on the Schedule of Buyers and the Preferred Warrants set forth opposite such Buyer’s name in Column (4) on the Schedule of Buyers.  This paragraph shall not apply to any Buyer for which the number of shares of Series A-1 Shares set forth next to the Buyer’s name on the Schedule of Buyers is zero (0).

(b)           Purchase of Series A-2 Shares and Preferred Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each such Buyer severally, but not jointly, agrees to purchase and acquire from the Company on the First Closing Date (as defined below), the number of Series A-2 Shares set forth opposite such Buyer’s name in Column (5) on the Schedule of Buyers and the Preferred Warrants set forth opposite such Buyer’s name in Column (6) on the Schedule of Buyers.  This paragraph shall not apply to any Buyer for which the number of shares of Series A-2 Shares set forth next to the Buyer’s name on the Schedule of Buyers is zero (0).

(c)           Purchase of Exchange Notes and Exchange Warrants.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, on the First Closing Date (as defined below), the Company shall issue to each Buyer, and each Buyer severally, but not jointly, agrees to purchase and acquire from the Company an Exchange Note in the aggregate principal amount set forth opposite the Buyer’s name in Column (7) on the Schedule of Buyers and the Exchange Warrants set forth opposite the Buyer’s name in Column (8) on the Schedule of Buyers.  This paragraph shall not apply to any Buyer for which the amount of Exchange Notes set forth next to the Buyer’s name on the Schedule of Buyers is zero (0).  The Company agrees and acknowledges that the Exchange Notes, Exchange Warrants, and Series A-2 Shares are being issued hereunder to the Buyers thereof solely in exchange for other securities of the Company for purposes of Rule 144(d)(3)(ii) under the 1933 Act.

(d)           Purchase Price.  The purchase price for the Series A-1 Shares (together with the related Preferred Warrants described in Section 1(a) above) shall be $5.00 per Series A-1 Share.  The purchase price for the Series A-2 Shares (including the related Preferred Warrants described in Section 1(b) above) shall be $5.00 principal amount of Existing Notes per Series A-2

Share.  The purchase price for the Exchange Notes (including the related Exchange Warrants described in Section 1(c) above) shall be equal to $1.00 for each $1.00 of principal amount under the Exchange Notes.

(e)           Payment of Purchase Price.  On the First Closing Date (as defined below), the aggregate purchase price to be paid by each Buyer for all of the Preferred Shares, Exchange Notes, and Warrants being purchased hereunder (referred to as the “Investment Amount”) shall be paid in the form of:  (i) cash, in the amount set forth opposite the Buyer’s name in Column (2) on the Schedule of Buyers, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the surrender and exchange of all rights under the Existing Notes, with the total remaining value, including unpaid principal and accrued but unpaid interest, set forth opposite the Buyer’s name in Column (1) on the Schedule of Buyers, and the surrender and exchange of all rights under and with respect to the Existing Warrants.  Upon the First Closing and receipt of the Investment Amounts described above, the Company shall deliver to each Buyer the Series A-1 Shares, the Series A-2 Shares, the Exchange Notes, and the Warrants which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(f)            Option to Purchase Series A-1 Shares.

(i)            The Company hereby grants to the Buyers of Preferred Stock (as defined below) an option (the “Series A-1 Option”), upon the terms and subject to the conditions herein contained, to purchase up to an aggregate of one million (1,000,000) Series A-1 Shares (the “Option Shares”) for a purchase price of $5.00 per Series A-1 Share.  Notwithstanding the foregoing and subject to the terms and conditions set forth below in this Section 1(f), (A) the Buyers of Series A-1 Shares (the “A-1 Buyers”) shall have the first right to purchase the first three hundred fifty thousand (350,000) Option Shares (the “Initial Option Shares”) pursuant to this Series A-1 Option and (B) the Buyers of Series A-2 Shares (the “A-2 Buyers”) shall have the first right to purchase the remaining six hundred fifty thousand (650,000) Option Shares plus the Initial Option Shares, if any, not purchased by the A-1 Buyers (the “Remaining Shares”).  The right of the A-2 Buyers to purchase the Remaining Shares shall be contingent upon (1) the purchase by the A-1 Buyers of all, but not less than all, of the Initial Option Shares or (2) the failure of the A-1 Buyers to purchase all of the Initial Option Shares on or before the date that is five (5) months from the date of the First Closing (the “Remaining Share Condition”).

(ii)           With regard to the purchase of the Initial Option Shares, each A-1 Buyer shall be entitled to purchase a maximum number of Initial Option Shares pursuant to the Series A-1 Option in the same proportion as its purchase obligation set forth in Column (3) on the Schedule of Buyers; provided that any A-1 Buyer may assign its rights to purchase Initial Option Shares under this Section 1(f)(ii) to any other Buyer.  The Series A-1 Option may be exercised by the A-1 Buyers for the purchase of Initial Option Shares by delivering an Exercise Notice (as defined below) to the Company at any time and from time to time after the date hereof up until 5:00 p.m., New York City time, on the date that is five (5) months from the date of the First Closing.  Any A-1 Buyer who elects to purchase Initial Option Shares in accordance with this Section 1(f)(ii) must provide the Company with written notice (an “Exercise Notice”) stating that such Buyer is exercising its Series A-1 Option and setting forth the number of Initial

Option Shares such Buyer intends to purchase.

(iii)          Upon the occurrence of the Remaining Share Condition, each A-2 Buyer shall be entitled to purchase a maximum number of Remaining Shares pursuant to the Series A-1 Option in the same proportion as its purchase obligation set forth in Column (5) on the Schedule of Buyers; provided that any A-2 Buyer may assign its rights to purchase Remaining Shares under this Section 1(f)(iii) to any other Buyer.  The Series A-1 Option may be exercised by the A-2 Buyers for the purchase of Remaining Shares by delivering an Exercise Notice to the Company at any time after the Remaining Share Condition occurs and from time to time thereafter until 5:00 p.m., New York City time, on the date that is six (6) months from the date of the First Closing (the “Option Expiration Date”).

(iv)          In addition to any other limitation provided herein, in no event shall any part of the Series A-1 Option be exercisable unless the applicable Exercise Notice is delivered to the Company on or before the Option Expiration Date, provided that in the event that the A-1 Buyers purchased all of the Initial Option Shares pursuant to the Series A-1 Option and the A-2 Buyers did not purchase all of the Remaining Shares pursuant hereto, then the A-1 Buyers shall have the right to purchase any Remaining Shares not purchased by the A-2 Buyers (the “Remaining Unpurchased Shares”) by delivering to the Company an Exercise Notice with respect thereto no later than thirty (30) days after the Option Expiration Date.  Each A-1 Buyer shall have the right to purchase the Remaining Unpurchased Shares in the same proportion as its purchase obligation set forth in Column (3) on the Schedule of Buyers; provided that any A-1 Buyer may assign its rights to purchase the Remaining Unpurchased Shares under this Section 1(f)(iv) to any other Buyer.

(v)           Notwithstanding anything in this Agreement to the contrary, upon the Company’s receipt of an Exercise Notice, if the Board of Directors of the Company determines in good faith that the Company’s anticipated capital resources (including access to borrowing availability under credit facilities) will be sufficient to fund the Company’s operations for a period of at least twelve (12) months after the Company’s receipt of the Exercise Notice, then the Company shall have the right to refuse the exercise of the Series A-1 Option by delivering, prior to the Option Closing Date (as defined below), a written notice to the exercising Buyers stating that the Board of Directors has made such determination, in which event the Buyers will not have the right to exercise the Series A-1 Option (a “Refusal Notice”).  After any such Refusal Notice, the Buyers will have the right to deliver a subsequent Exercise Notice at any time after the thirtieth (30th) day after receipt of the Refusal Notice, subject to the Company’s right to issue a Refusal Notice again at such time.  Notwithstanding the foregoing, in the event that a Refusal Notice is delivered in response to an Exercise Notice properly delivered by the A-1 Buyers on or before the date that is five (5) months from the date of the First Closing, then the A-2 Buyers shall not have a right to purchase any Remaining Shares unless the A-1 Buyers are first provided with an opportunity to purchase the Initial Option Shares covered by such Exercise Notice.  In addition, in the event that a Refusal Notice is delivered in response to an Exercise Notice properly delivered by the A-2 Buyers prior to the Option Expiration Date, then the A-1 Buyers shall not have the right to purchase any Remaining Unpurchased Shares unless the A-2 Buyers are first provided with an opportunity to purchase the Remaining Shares covered by such Exercise Notice.

(g)           Closing.  The purchase and sale of the Series A-1 Shares, the Series A-2 Shares, the Exchange Notes, and the Warrants (the “First Closing”) shall occur on the First Closing Date at the offices of Foley & Lardner LLP, 100 North Tampa Street, Suite 2700, Tampa, Florida 33602.  The date and time of the First Closing (the “First Closing Date”) shall be 10:00 a.m., New York, NY Time, on the date hereof, subject to notification of satisfaction (or waiver) of the conditions to the First Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer).  The closing with respect to each exercise of the Series A-1 Option shall occur on a date (each such date, an “Option Closing Date”) specified by the exercising Buyer that is not less than fifteen (15) business days nor more than twenty (20) business days following the date upon which such Buyer provides the Company with an Exercise Notice.  The First Closing Date and each Option Closing Date are herein referred to as a “Closing Date” and each closing hereunder is referred to as a “Closing.”

(h)           Certain Definitions.  For purposes of this Agreement, the following capitalized terms shall have the following meanings:

(i)            “Conversion Shares” means shares of Common Stock issuable upon the conversion of the Preferred Shares or Exchange Notes.

(ii)           “Preferred Shares” means shares of Series A-1 Shares and/or Series A-2 Shares, as applicable.

(iii)          “Schedule of Buyers” means the Schedule of Buyers attached to this Agreement.

(iv)          “Securities” means the Exchange Notes, Preferred Shares, Conversion Shares, and Warrant Shares.

(v)           “Series A-1 Shares” means shares of Series A-1 Preferred (including any shares issued as dividends on the Series A-1 Preferred), and “Series A-2 Shares” means shares of Series A-2 Preferred (including any shares issued as dividends on the Series A-2 Preferred).

(vi)          “Warrants” means the Preferred Warrants and Exchange Warrants.

(vii)         “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

2.             BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself that:

(a)           No Public Sale or Distribution.  Such Buyer is acquiring the Preferred Shares, the Exchange Notes, and the Warrants, as applicable, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the 1933 Act and applicable state securities laws.  Such Buyer presently does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(b)           Qualified Institutional Buyer; Accredited Investor Status.  Such Buyer is a “qualified institutional buyer” as defined in Rule 144A under the 1933 Act (a “QIB”) and/or such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(c)           Transfer or Resale.  In connection with such Buyer’s subsequent offers to sell, such Buyer (i) will offer the Securities for resale only upon the terms and conditions set forth in this Agreement (the “Exempt Resales”), and (ii) will solicit offers to buy the Securities only from, and will offer and sell the Securities only to, (A) persons reasonably believed by such Buyer to be QIBs or (B) persons reasonably believed by such Buyer to be an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (an “Accredited Investor”) or (C) persons reasonably believed by such Buyer to be non-U.S. persons referred to in Regulation S under the 1933 Act (“Non-U.S. Persons”), and in connection with each such sale, it will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A, Regulation D or Regulation S, as applicable.

(d)           General Solicitation.  No form of general solicitation or general advertising in violation of the 1933 Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act or, with respect to any Securities to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Buyer or any of its representatives in connection with the offer and sale of any of the Securities.

(e)           Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments, and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(f)            Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received what such Buyer and its advisors, if any, believe to be satisfactory answers to any such inquiries.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g)           No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)           Restrictions.  Such Buyer understands that except as provided in this Agreement and the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, such as Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined in Section 3(p)) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) except as set forth in the Registration Rights Agreement, neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined below), including, without limitation, this Section 2(h); provided, that in order to make any sale, transfer or assignment of Securities, such Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(i)            Legends.  Buyer understands that the certificates or other instruments representing the Preferred Shares, the Exchange Notes and the Warrants and, until such time as the resale of the Conversion Shares and the Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the certificates representing the Securities, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN/THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act.

(j)            Validity; Enforcement.  This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except that any rights to indemnity or contribution under the Transaction Documents (as defined below) may be limited by federal and state securities laws and public policy considerations.

(k)           No Conflicts.  The execution, delivery and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(l)            Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.  Such Buyer represents that it was not organized solely for purposes of making an investment in the Company.

(m)          Certain Trading Activities.  Such Buyer has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) involving the Company’s securities) since the time that such Buyer was first contacted by the Company or any other Person regarding an investment in the

Company.  Such Buyer covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company.  Such Buyer has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to Section 4(e) such Buyer will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) and any information other than the terms of this transaction that the Company provided to such Buyer on a confidential basis.

(n)           No Group.  Other than affiliates of such Buyer who are also Buyers under this Agreement, such Buyer is not under common control with or acting in concert with any other Buyer and is not part of a “group.”  Other than Carlyle Liquid, LLC, Carlyle Holdings, LLC, Abdi Mahamedi, Atlantic Realty, and Ricardo Salas (the “Affiliated Investors”), no Buyer, together with its affiliates, will, following any Closing, beneficially own more than 10% of the voting power of the Company’s then-outstanding capital stock.

(o)           Buyer Due Diligence.  Such Buyer acknowledges that, except for the matters that are expressly covered by the provisions of this Agreement, including the exhibits and schedules hereto, such Buyer is relying on its own investigation and analysis in entering into this Agreement and consummating the transactions contemplated hereby.  Such Buyer is informed and sophisticated in the transactions contemplated by this Agreement and has undertaken such investigation, and has been provided with and has evaluated such documents and information, as it has deemed necessary in connection with the execution, delivery and performance of this Agreement.  Such Buyer is consummating the transactions contemplated by this Agreement without any representation or warranty, expressed or implied, by the Company except as expressly set forth in this Agreement and the exhibits and schedules hereto.  Such Buyer acknowledges and agrees that the Company does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

(a)           Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest) are corporations or other legal entities duly organized and validly existing in good standing under the laws of the jurisdictions in which they are organized, as set forth on Schedule 3(a), and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  The Company and each Subsidiary is duly qualified as a foreign corporation or other legal entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, as set forth on Schedule 3(a), except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.  The Company has no Subsidiaries except as set forth on Schedule 3(a).

(b)           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Securities, the Registration Rights Agreement, the Security Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5) and each of the other agreements entered into by the parties hereto in connection with the Transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Preferred Shares, the Exchange Notes and the Warrants and the reservation for issuance and the issuance of the Conversion Shares and the Warrant Shares issuable upon conversion, issuance or exercise thereof, as the case may be, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies, and except that any rights to indemnity or contribution under the Transaction Documents may be limited by federal and state securities laws and public policy considerations.

(c)           Issuance of Securities.  The Preferred Shares, the Exchange Notes and the Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof.  Upon the filing of the Charter Amendment (as defined in Section 4(m) hereof) with the Delaware Secretary of State, the number of shares of Common Stock which equals the sum of 100% of the number of shares of Common Stock issuable upon conversion of the Preferred Shares and the Exchange Notes and exercise of the Warrants to be issued at the First Closing will be duly authorized and reserved for issuance.  Upon conversion, exercise or issuance in accordance with the terms of the Preferred Shares, the Exchange Notes and the Warrants, the Conversion Shares and the Warrant Shares, as the case may be, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Assuming the accuracy of each of the representations and warranties of the Buyers contained in Section 2, the issuance by the Company of the Securities is exempt from the registration requirements of Section 5 of the 1933 Act.

(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares, the Exchange Notes and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or the bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except which are the subject of written waivers or consents which have been obtained or effected on or prior to the applicable Closing Date or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined below)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii), for such breaches or defaults as could not reasonably be expected to have a Material Adverse Effect.

(e)           Consents.  Except as disclosed in Schedule 3(e), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the First Closing Date (other than filings and reports relating to the offer and sale of the Securities required under Regulation D or applicable securities or “Blue Sky” laws as contemplated under Section 4(b) of this Agreement), and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market (as defined below) and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

(f)            Acknowledgment Regarding Buyer’s Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that, except as set forth on Schedule 3(f), no Buyer is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the Transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the Transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.

(g)           No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.

(h)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(i)            Rights Agreement.  The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(j)            SEC Documents.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof (whether or not required to be filed), and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and, to the Company’s knowledge, none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)           Financial Statements.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(l)            Absence of Certain Changes.  Except as disclosed in Schedule 3(l) or in the SEC Documents, since December 31, 2008 (i) there has been no Material Adverse Effect, and (ii) the Company has not (A) declared or paid any dividends, (B) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business, or (C) had capital expenditures, individually or in the aggregate, in excess of $250,000.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the First Closing, will not be Insolvent (as defined below).  For purposes of this Section 3(l), “Insolvent” means (i) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, or (ii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

(m)          Conduct of Business.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or Bylaws or their organizational charter or bylaws, respectively.  Except as disclosed in Schedule 3(m), neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the OTC Bulletin Board (the “Principal Market”) other than violations which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Except as disclosed on Schedule 3(m), since January 1, 2006, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.

(n)           Regulatory Permits.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o)           Equity Capitalization.  As of the date hereof, the number of shares and type of all authorized, issued, and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Plans (as defined below), is set forth in Schedule 3(o).  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable.  No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company.  Except as disclosed in the SEC Documents and other than pursuant to this Agreement and as contemplated by the Company’s employee and director benefit, incentive, or option plans disclosed in the Company’s SEC Documents (the “Plans”), (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, and (ii) there are no agreements, understandings, claims, antidilution protection or other commitments or rights of any character whatsoever that could require the Company to issue additional shares of capital stock of the Company or adjust the purchase or exercise price of any such instrument.  Except as disclosed in the SEC Documents, there are no agreements or arrangements (other than the Registration Rights Agreement) under which the Company is obligated to register the sale of any of its securities under the 1933 Act.

(p)           Indebtedness and Other Contracts.  Except as disclosed in Schedule 3(p) or in the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness, or (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations (as defined below) in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(q)           Absence of Litigation.  Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company’s Subsidiaries that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(r)            Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(s)           Employee Relations.  Except as disclosed in Schedule 3(s), neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant.  The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(t)            Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(t) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(u)           Intellectual Property Rights.  To the knowledge of the Company and except as set forth in the SEC Documents, the Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  Except as set forth in Schedule 3(u), there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights which could have a Material Adverse Effect.

(v)           Environmental Laws.  The Company and its Subsidiaries (i) are in material compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(w)          Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction in which such filings are required, (ii) has paid all taxes and other governmental assessments and charges that are owed by it, including all taxes shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which adequate reserves have been established on the Company’s books, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(x)            Disclosure.  The Company confirms that it has not provided any of the Buyers or their respective agents or counsel with any information that will constitute material, nonpublic information on the First Closing Date, other than information and documentation regarding the transactions contemplated by this Agreement, which information shall be included on the 8-K Filing (as defined in Section 4(e) below).  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(y)           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(z)            Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  Except as set forth in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  Except as set forth in the SEC Documents, during the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(aa)         Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(bb)         U.S. Real Property Holding Corporation.  The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer’s request.

(cc)         Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five (25%) or more of the total equity of a bank or any  equity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(dd)         Trading Activities.  It is understood and acknowledged by the Company that, except as set forth in Section 4(l) of this Agreement (which contains certain covenants by the Buyers):  (i) none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and the Warrant Shares are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes, the Warrants or any of the documents executed in connection herewith, except to the extent such hedging and/trading activities violate the provisions of Section 4(l) of this Agreement.

(ee)         Shell Company Status.  The Company is not, nor has it at any time previously been, considered a “shell company” within the meaning of Rule 144(i)(1)(i) (or any successor rule) under the 1933 Act.

4.             COVENANTS.

(a)           Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before any applicable Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following any Closing Date.

(c)           Reporting Status.  With a view to making available to the Buyers the benefits of Rule 144 promulgated under the 1933 Act or any similar rule or regulation of the Commission that may at any time permit the Buyers to sell securities of the Company to the public without registration, the Company shall use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the Exchange Act; and (iii) furnish to each Buyer, so long as such Buyer owns Registrable Securities (as defined in the Registration Rights Agreement) (the “Reporting Period”), promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rule 144, the 1933 Act and the

Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the 1933 Act, and (D) such other information as may be reasonably requested to permit the Buyers to sell such securities pursuant to Rule 144 without registration.

(d)           Fees.  The Company shall be responsible for the payment of any placement agent’s fees, transfer taxes or stamp duties, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby.  Except as otherwise set forth in this Agreement or in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(e)           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York, NY Time, on the fourth Business Day following the date hereof, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act, and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of Exchange Note, the Security Agreement, and the Registration Rights Agreement) as exhibits to such filing (including all attachments, the “8-K Filing”).  Neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the Transactions; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such Transactions (i) in substantial conformity with the 8-K Filing and (ii) as is required by applicable law and regulations.

(f)            Reservation of Shares.  From and after the filing of the Charter Amendment with the Delaware Secretary of State, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, 100% of the Conversion Shares and the Warrant Shares.

(g)           Sales by Buyers.  Each Buyer will sell any Securities sold by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the 1933 Act and the rules and regulations promulgated thereunder.  No Buyer will make any sale, transfer or other disposition of the Securities in violation of the federal or state securities laws.

(h)           Like Treatment of Noteholders.  The terms of the Exchange Note(s) issued to each Buyer pursuant to the terms of this Agreement and the Transaction Documents shall be identical in all material respects.  In addition, neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or conversion of the Exchange Notes, or otherwise, to any Buyer of Exchange Notes or holder of Exchange Notes, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Transaction Documents, unless such consideration is required to be paid to all Buyers of Exchange Notes or holders of Exchange Notes bound by such consent, waiver or amendment.  The Company shall not, directly or indirectly, redeem any Exchange

Notes unless such offer of redemption is made pro rata to all Buyers of Exchange Notes or holders of Exchange Notes, as the case may be, on identical terms.  For clarification purposes, this provision constitutes a separate right granted by the Company to each Buyer of Exchange Notes and negotiated separately by each Buyer of Exchange Notes, is intended for the Company to treat the Buyers of Exchange Notes as a class, and shall not in any way be construed as the Buyers of Exchange Notes acting in concert or as a group with respect to the purchase, disposition or voting of Exchange Notes or otherwise.

(i)            Indemnification.  In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any material representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any material covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) any disclosure made by such Buyer pursuant to Section 4(e).  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4(i) shall be the same as those set forth in Section 5 of the Registration Rights Agreement.  Notwithstanding anything herein to the contrary, the Company shall have no indemnification obligations to any Buyer hereunder to the extent that an Indemnified Liability is attributable to the gross negligence or willful misconduct of such Buyer.

(j)            Tax Matters.  The Buyers and the Company agree that each of (i) the Series A-1 Shares and the Preferred Warrants issued thereon, (ii) the Series A-2 Shares and the Preferred Warrants issued thereon, and (iii) the Exchange Notes and the Exchange Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Buyers shall notify the Company of their determination of the allocation of the issue price of such investment unit among the Series A-1 Shares and the Preferred Warrants, the Series A-2 Shares and the Preferred Warrants, and the Exchange Notes

and the Exchange Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h), and neither the Buyers nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes so long as the same allocation is made by all Buyers.

(k)           RESERVED.

(l)            No Transactions Pending Announcement of Transaction.  Each Buyer covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it has engaged or will engage in any transactions in the securities of the Company (including short sales within the meaning of SEC Regulation SHO) from the time that it has first learned of the transactions contemplated by this Agreement until the time that the transactions contemplated by this Agreement are publicly disclosed by the Company.  Such Buyer has maintained, and covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to Section 4(e) hereof, such Buyer will maintain, the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction) and any information other than the terms of this transaction that the Company provided to Buyer on a confidential basis.

(m)          Shareholder Approval of Charter Amendment.  The Buyers have been informed by the Company that the Company does not have sufficient shares of Common Stock authorized to enable the Buyers to fully convert the Exchange Notes and the Preferred Shares and to fully exercise the purchase rights represented by the Warrants.  The Company shall hold a special meeting of shareholders (which may also be at the annual meeting of shareholders) at the earliest practical date, and in any event on or before July 31, 2009, for the purpose of obtaining shareholder approval of an amendment to the Company’s Certificate of Incorporation (“Shareholder Approval”) in substantially the form attached as Exhibit I hereto (the “Charter Amendment”), with the recommendation of the Company’s Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement, and shall otherwise use commercially reasonable efforts to solicit from its shareholders proxies in favor of such matters and to obtain Shareholder Approval.  All management-appointed proxy holders shall vote their proxies in favor of such proposal.  If the Company does not obtain Shareholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Shareholder Approval until the earlier of (i) the date Shareholder Approval is obtained or (ii) the date that there are no Exchange Notes or Preferred Shares outstanding.  Upon obtaining Shareholder Approval, the Company will, as soon as practicable thereafter, file the Charter Amendment with the Delaware Secretary of State.

(n)           Approval of Charter Amendment by Buyers of Series A-1 Shares and Series A-2 Shares.  Each Buyer of Series A-1 Shares and each Buyer of Series A-2 Shares agrees to vote all shares of capital stock of the Company, including, without limitation, shares of the Company’s Common Stock, shares of the Company’s Series A-1 Preferred, and shares of the Company’s Series A-2 Preferred, registered in his, her or its name, beneficially owned by him, her or it, or for which he, she or it holds a proxy (including those shares identified in the Voting Proxy Agreements described in Section 7(j) hereof) as of the date of this Agreement and any and all other shares of capital stock or other voting securities of the Company legally or beneficially owned by him, her or it or for which he, she or it holds a proxy (including those shares identified in the Voting Proxy Agreements described in Section 7(j) hereof) after the date of this Agreement or acquired by him, her or it after the date of this Agreement (including, without limitation, through new issuances, exercises of stock options or warrants, conversion or exchange of convertible or exchangeable securities, stock splits, stock dividends, recapitalizations and similar events) in favor of the Charter Amendment to increase the number of authorized shares of Common Stock to 300,000,000.

(o)           Information Rights.  The holders of the Exchange Notes shall have the right to receive unaudited monthly financial statements of the Company (consisting of a balance sheet and income statement in a form ordinarily prepared by the Company) upon written request to the Company and upon entering into a mutually agreeable nondisclosure agreement with the Company acknowledging that such financial statements constitute “material nonpublic information” of the Company.

(p)           Board Observation Rights. The Buyers of Exchange Notes hereunder hereby appoint Dwight Mamanteo (the “Observer”) as their representative to serve as an observer to the Board of Directors of the Company (the “Board”).  The Company agrees that, beginning on the date of the First Closing and continuing for so long as fifty percent (50%) of the original principal amount of the Exchange Notes issued on the date of the First Closing remain outstanding, the Observer:

(i)            will have the right to attend all regular and special meetings of the Board or any committees thereof, provided that the Board or any such committee may excuse the Observer from portions of the meeting for any discussions that they reasonably believe to be appropriate only for members of the Board;

(ii)           will be copied on all Board-wide or committee-wide communications made by the Company and/or Board members and will be provided with all Board-wide or committee-wide distributed materials, including Board books, unless the Observer requests in writing not to be copied on such communications and materials;

(iii)          will treat all information received in connection with its Board observation rights hereunder (“Board Information”) confidentially and not disclose it to any other third party and will not use the Board Information for any purposes other than representing the interests of the holders of the Exchange Notes with respect to their rights under the Exchange Notes; notwithstanding the foregoing, the Observer may share Board Information with any holder of Exchange Notes that enters into a confidentiality agreement with the Company in a form reasonably acceptable to the Company;

Observer agrees that much of the Board Information will be “material nonpublic information” and that Observer will at all times comply with SEC Regulation FD and applicable insider trading laws with respect thereto.  Observer also agrees that its rights under this Section 3(p) are being granted to Observer personally and that Observer may not designate any other person to attend Board or committee meetings in lieu of Observer, unless otherwise consented to in writing by the Company.  The Company agrees to reimburse Observer for any reasonable out-of-pocket travel expenses incurred by the Observer in attending any Board or committee meeting pursuant to this Section 4(p).

(q)           Sale of South Korean Manufacturing Facility.  In the event that Liquidmetal Korea Co. Ltd., a subsidiary of the Company organized under the laws of the Republic of Korea (“LMK”), sells its manufacturing facility in the Republic of Korea (the “Facility”), the Company will cause LMK to use its best efforts to transfer and distribute the proceeds of sale (net of transaction expenses and the payoff of obligations encumbering the Facility), or as much thereof as shall be permitted to be transferred under the laws and procedures of the Republic of Korea, to the Company.  The Company will use any such proceeds received by it solely to pay the outstanding principal of the Exchange Notes pursuant to Section 1(i) of the Exchange Notes as promptly as practicable after the Company’s receipt of such proceeds.

5.             TRANSFER AGENT INSTRUCTIONS.  Within three (3) business days after the First Closing Date, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Series A-1 Shares, the Series A-2 Shares, and the Exchange Notes or exercise of the Warrants in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”).  No instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(h) hereof, will be given by the Company to its transfer agent with respect to the Warrant Shares and Conversion Shares, and that the Conversion Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Sections 2(c), (h), and (i) hereof, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit notes or shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Securities sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend so long as the Buyer complies with the terms of Section 2(h) and Section 2(i).  The Company acknowledges that a breach by it of its obligations under this Section 5 will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer.  Nothing in this Section 5 will affect in any way the Buyer’s obligations and agreements set forth in Section 4 hereof to comply with all applicable prospectus delivery requirements, upon resale of the Securities.

6.             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY.  The obligation of the Company hereunder to issue the Series A-1 Shares, the Series A-2 Shares,

the Exchange Notes and the Warrants to each respective Buyer at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a)           Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(b)           Such Buyer and each other Buyer shall have delivered to the Company the Investment Amount for the Series A-1 Shares, the Series A-2 Shares, the Exchange Notes, and the Warrants being purchased by such Buyer and each other Buyer at the First Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company and/or by surrender of such Buyer’s and each other Buyers’ Existing Notes.  Such Buyer and each other Buyer surrendering Existing Notes shall also surrender his, her, or its Existing Warrants.

(c)           The representations and warranties of such Buyer shall be true and correct in all material respects as of the First Closing Date (except for representations and warranties that speak as of a different date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the First Closing Date.

(d)           The Company shall have received written resignations of all members of the Company’s Board of Directors, other than John Kang and Robert Biehl, resigning their positions as directors of the Company.

7.             CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYERS.  The obligation of each Buyer hereunder to purchase the Series A-1 Shares, the Series A-2 Shares, the Exchange Notes and the Warrants at the First Closing is subject to the satisfaction, at or before the First Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Exchange Notes and the Warrants being purchased by such Buyer at the First Closing pursuant to this Agreement.  In addition, the Company shall have issued to such Buyer the Series A-1 Shares and the Series A-2 Shares being purchased by such Buyer at the First Closing pursuant to this Agreement.

(b)           All of the Buyers shall have executed their respective Transaction Documents and paid the respective purchase price for their Securities hereunder (including the wiring of the cash purchase price for the Series A-1 Shares).

(c)           The Company shall have filed with the Delaware Secretary of State a Certificate of Designation for the Preferred Stock in substantially the form attached hereto as Exhibit F.

(d)           The Company shall have delivered to such Buyer a copy of the Irrevocable

Transfer Agent Instructions, in the form of Exhibit E attached hereto, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(e)           The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company issued by the Secretary of State of Delaware, as of a date within 10 days of the First Closing Date and a bring-down good standing certificate issued by the Secretary of State of Delaware dated as of the First Closing Date.

(f)            The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the First Closing Date, as to (i) the resolutions consistent with Sections 3(b) and 4(k) as adopted by the Company’s Board of Directors (the “Resolutions”), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the First Closing.

(g)           Each Buyer shall have received the opinion of Foley & Lardner LLP, the Company’s counsel, dated as of the First Closing Date, in substantially the form of Exhibit G attached hereto.

(h)           The representations and warranties of the Company shall be true and correct as of the First Closing Date (except for representations and warranties that speak as of a different date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the First Closing Date.

(i)            The Company shall have received the written resignations of all of the members of the Company’s Board of Directors, other than John Kang and Robert Biehl, resigning their positions as directors of the Company.  Following the receipt of such resignations, John Kang and Robert Biehl, as the only remaining directors, shall (i) set the size of the Company’s Board of Directors at five (5) members, (ii) appoint Abdi Mahamedi, Bill Scott, and Iraj Azarm to fill the vacancies on the Company’s Board of Directors (provided, however, that Bill Scott shall not take office as a director prior to the next regularly scheduled meeting of the stockholders unless and until the Company first complies with Rule 14f-1 of the Exchange Act with respect to his appointment), (iii) approve the Charter Amendment, and (iv) approve the calling of a meeting of the shareholders for the purpose of obtaining Shareholder Approval of the Charter Amendment.

(j)            The following shareholders of the Company shall have entered into a Voting Proxy Agreement in substantially the form attached hereto as Exhibit H:  John Kang, Abdi Mahamedi,  Jack Chitayat, and Ricardo Salas.

8.             RELEASE AND WAIVER.  In exchange for the agreements and covenants of the Company hereunder and effective upon the First Closing, each of the Buyers, on behalf of himself, herself, or itself and his, her, or its agents, assigns, heirs, devisees, and successors, releases, waives, and forever discharges the Company, its agents, officers, directors, shareholders, employees, attorneys, and representatives, from any and all claims, causes of action, suits, debts, liabilities, damages and expenses (including attorneys’ fees and costs) of any type whatsoever (collectively, “Claims”), whether known or unknown, that any of the Buyers have or may have or may have at any time through the date hereof as a result of any breach or default under the Existing Notes, the Existing Warrants, or the related Securities Purchase Agreement dated January 3, 2007, or under the related Registration Rights Agreement dated

January 3, 2007.  Upon the First Closing and the issuance of the Securities in accordance with this Agreement, each of the Existing Notes will be deemed satisfied and paid in full and the Existing Warrants will be deemed to be terminated.

9.             MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature (including electronic copies of documents in Adobe PDF format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company, the holders of more than one-half of the outstanding Preferred Shares, and the holders of Exchange Notes representing more than one-half of the aggregate principal amount of the outstanding Exchange Notes, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Series A-1 Shares, Series A-2 Shares, Exchange Notes, and Warrants, as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement of the waiver is sought.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(f)            Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail or facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Liquidmetal Technologies, Inc.
30452 Esperanza
Rancho Santa Margarita, California  92688
Facsimile: (949) 635-2188
Attention:  Tony Chung, CFO
Email:  Tony.Chung@Liquidmetal.com

with a copy (which shall not constitute notice) to:

Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida  33602
Facsimile:                                            (813) 221-4210
Attention:                                         Curt Creely, Esq.
Email:                                                                 ccreely@foley.com

If to a Buyer, to its address, electronic mail address, and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares, the Exchange Notes, and the Warrants.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of at least a majority of the outstanding Preferred Shares and the holders of Exchange Notes representing at least a majority of the aggregate principal amount of the Exchange Notes then outstanding, except pursuant to a sale of all or substantially all of the business and assets of the Company whether by means of merger, consolidation, asset sale, stock sale, or otherwise.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Survival.  The representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5, and 9 shall survive the First Closing.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(l)            Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

(m)          Reimbursement of Counsel Expenses.  The Company shall reimburse the holders of the Existing Notes for the reasonable legal fees of one joint legal counsel to represent them in connection with the transactions contemplated by this Agreement, provided that such reimbursement shall not exceed $10,000 in total for such counsel’s fees.

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase and Exchange Agreement to be duly executed as of the date first written above.

COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung

Name: Tony Chung
Title: Chief Financial Officer

[Counterpart Signature Page to Securities Purchase and Exchange Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase and Exchange Agreement to be duly executed as of the date first written above.

BUYERS

/s/ Carlyle Liquid Holdings, LLC

/s/ Fort Mason Master, LP

/s/ Fort Mason Partners, LP

/s/ The Tail Wind Fund Ltd.

/s/ Solomon Strategic Holdings, Inc.

/s/ Carlyle Liquid, LLC

/s/ Carlyle Holdings, LLC

/s/ Castlerigg Master Investments Ltd.

/s/ Diamond Opportunity Fund, LLC

/s/ Rockmore Investment Master Fund Ltd.

/s/ Abdi Mahamedi

/s/ BridgePointe Master Fund Ltd.

/s/ Iroquois Master Fund

/s/ Rodd Friedman

/s/ Myron Neugeboren

/s/ Ricardo Salas

/s/ Chang Ki Cho

/s/ Eric Brachfeld

/s/ Ed Neugeboren

/s/ Wynnefield Partners Small Cap Value LP

[Counterpart Signature Page to Securities Purchase and Exchange Agreement]

/s/ Wynnefield Partners Small Cap Value LP I

/s/ Wynnefield Small Cap Value Offshore Fund, Ltd.

/s/ Kenneth Lisiak

/s/ Vestal Venture Capital

/s/ Mermelstein Development

/s/ Atlantic Realty

[Counterpart Signature Page to Securities Purchase and Exchange Agreement]

SCHEDULE OF BUYERS

		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Buyer	Address, E-Mail and Facsimile Number	Value of Existing Notes to be Exchanged	Cash Investment	Series A-1 Shares to be Purchased	Preferred Warrants to be Issued in Connection with Series A-1 Shares	Series A-2 Shares to be Purchased	Preferred Warrants to be Issued in Connection with Series A-2 Shares	Aggregate Principal Amount of Exchange Notes to be Purchased	Exchange Warrants to be Issued in Connection with Exchange Notes	Legal Representative’s Address and Facsimile Number

Carlyle Liquid Holdings, LLC			$2,500,000.00	500,000	12,500,000

Carlyle Liquid Holdings, LLC		$4,443,710.48				888,743	10,099,343

Fort Mason Master, LP	580 California Street Suite 1925 San Francisco, CA 94104 (415) 288-8113	$1,334,979.22				84,928	965,087	$910,341.27	379,309

Fort Mason Partners, LP	580 California Street Suite 1925 San Francisco, CA 94104 (415) 288-8113	$86,572.51				5,508	62,586	$59,035.02	24,598

Tail Wind Fund Ltd.	c/o Tail Wind Advisory and Management Ltd 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665	$1,554,670.05				98,904	1,123,906	$1,060,151.56	441,730	Peter J. Weisman, PC 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665

Solomon Strategic Holdings Inc.	c/o Tail Wind Advisory and Management Ltd 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665	$310,933.98				19,781	224,782	$212,030.29	88,346	Peter J. Weisman, PC 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665

SCHEDULE OF BUYERS

(Continued)

		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Buyer	Address, E-Mail and Facsimile Number	Value of Existing Notes to be Exchanged	Cash Investment	Series A-1 Shares to be Purchased	Preferred Warrants to be Issued in Connection with Series A-1 Shares	Series A-2 Shares to be Purchased	Preferred Warrants to be Issued in Connection with Series A-2 Shares	Aggregate Principal Amount of Exchange Notes to be Purchased	Exchange Warrants to be Issued in Connection with Exchange Notes	Legal Representative’s Address and Facsimile Number

Carlyle Liquid, LLC	2 Gannett Drive Suite 201 White Plains, NY 10604 (914) 694-6789	$2,338,056.05				467,612	5,313,764	$—	0

Carlyle Holdings, LLC	2 Gannett Drive Suite 201 White Plains, NY 10604 (914) 694-6789	$290,535.70				58,108	660,309	$—	0

Castlerigg Master Investments Ltd.	c/o Sandell Asset Management Corporation 40 West 57th Street 26th Floor New York, NY 10019 (212) 603-5710	$2,487,472.04				158,246	1,798,250	$1,696,242.47	706,768

Diamond Opportunity Fund	500 Skokie Blvd, Suite 310 Northbrook, IL 60062 (847) 919-4410	$406,750.00				25,877	294,049	$277,368.60	115,571

Rockmore Investment Master Fund Ltd.	150 East 58th Street, 28th Floor New York, NY 10155 (212) 258-2315	$1,243,736.02				79,123	899,125	$848,121.24	353,384

Abdi Mahamedi	c/o Carlyle Development Group 2 Gannett Drive, Suite 201 White Plains, NY 10604 (914) 694-6789	$581,071.42				116,215	1,320,617	$—	0

SCHEDULE OF BUYERS

(Continued)

		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Buyer	Address, E-Mail and Facsimile Number	Value of Existing Notes to be Exchanged	Cash Investment	Series A-1 Shares to be Purchased	Preferred Warrants to be Issued in Connection with Series A-1 Shares	Series A-2 Shares to be Purchased	Preferred Warrants to be Issued in Connection with Series A-2 Shares	Aggregate Principal Amount of Exchange Notes to be Purchased	Exchange Warrants to be Issued in Connection with Exchange Notes	Legal Representative’s Address and Facsimile Number

BridgePointe Master Fund Ltd.	c/o Roswell Capital Partners 1120 Sanctuary Parkway Suite 325 Alpharetta, GA 30004 (770) 777-5844	$903,242.73				57,462	652,975	$615,934.03	256,640

Iroquois Master Fund	641 Lexington Avenue 26th Floor New York, NY 10022 (212) 207-3452	$236,925.29				15,073	171,279	$161,562.72	67,318

Rodd Friedman	93 Hillspoint Road Westport, CT 06880 (203) 663-1303	$70,544.03				4,488	50,998	$48,104.98	20,044

Myron Neugeboren	P.O. Box 1410 Lakeville, Ct 06309 (860) 435-2603	$13,696.33				872	9,902	$9,339.72	3,892

Ricardo Salas	64 Ritz Cove Drive Monarch Beach, CA 92629 (949) 315-3096	$411,664.31				82,333	935,601	$—	0

Chang Ki Cho		$542,485.01				108,498	1,232,921	$—	0

Eric Brachfeld	890 West End Avenue Suite 160 New York, NY 10025 (212) 298-9933	$67,810.63				13,563	154,116	$—	0

Ed Neugeboren	282 New Norwalk Road New Canaan, CT 06840 (212) 618-0202	$9,522.11				606	6,884	$6,493.26	2,706

SCHEDULE OF BUYERS

(Continued)

		(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Buyer	Address, E-Mail and Facsimile Number	Value of Existing Notes to be Exchanged	Cash Investment	Series A-1 Shares to be Purchased	Preferred Warrants to be Issued in Connection with Series A-1 Shares	Series A-2 Shares to be Purchased	Preferred Warrants to be Issued in Connection with Series A-2 Shares	Aggregate Principal Amount of Exchange Notes to be Purchased	Exchange Warrants to be Issued in Connection with Exchange Notes	Legal Representative’s Address and Facsimile Number

Wynnefield Partners Small Cap Value LP	450 Seventh Avenue Suiite 509 New York, NY 10123 (212) 760-0824	$527,250.09				33,543	381,161	$359,539.32	149,809

Wynnefield Partners Small Cap Value LP I	450 Seventh Avenue Suiite 509 New York, NY 10123 (212) 760-0824	$690,446.62				43,925	499,140	$470,825.34	196,178

Wynnefield Small Cap Value Offshore	450 Seventh Avenue Suiite 509 New York, NY 10123 (212) 760-0824	$665,339.46				42,328	480,989	$453,704.41	189,044

Kenneth Lisiak	17 Ross Lane Middleton, MA 01949 (978) 774-3778	$79,541.24				15,909	180,776	$—	0

Vestal Venture Capital	6471 Enclave Way Boca Raton, FL 33496 (561) 912-9979	$456,370.88				29,034	329,921	$311,205.78	129,670

Mermelstein Development	302 Fifth Avenue, 8th Floor New York, NY 10001	$581,071.42				116,215	1,320,617	$—	0

Atlantic Realty	c/o Jack Chitayat 1836 El Camino Del Teatro La Jolla, CA 92037	$290,535.70				58,108	660,309	$—	0

Total		$20,624,936.33	$2,500,006.00	500,009	12,500,012	2,625,017	29,829,425	$7,500,021.00	3,125,031

Schedule 3(a)

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Organization	Jurisdictions in which Qualified to Do Business as a Foreign Corporation or Entity
Liquidmetal Golf	California Corporation	None

Liquidmetal Korea Co., Ltd.	South Korean organized entity	South Korea

Amorphous Technologies International (Asia) PTE Ltd.	Singapore organized entity (inactive, dissolution in progress)	Singapore

Liquidmetal Coatings, LLC	Delaware Limited Liability Company	None

Schedule 3(e)

None.

Schedule 3(f)

None other than that disclosed in SEC Documents.

Schedule 3(l)

None other than that disclosed in SEC Documents.

Schedule 3(m)

None.

Schedule 3(o)

Shares of Common Stock outstanding	44,825,402

Options to purchase Common Stock outstanding:

1996 Stock Option Plan	3,039,198

2002 Equity Incentive Plan	2,621,421

2002 Non-employee Director Stock Option Plan	540,000

Options Not Under a Plan	1,845,163

Total Options Outstanding	8,045,782

Schedule 3(p)

None other than (i) that disclosed in SEC Documents, and (ii)  the default by Liquidmetal Korea Co. Ltd., the Company’s subsidiary organized under the laws of the Republic of Korea under its loan from Kookmin Bank.

Schedule 3(s)

None.

Schedule 3(t)

None other than that disclosed in SEC Documents.

Schedule 3(u)

None.

EXHIBITS

Exhibit A	Form of Exchange Note
Exhibit B	Form of Preferred Warrant
Exhibit C	Form of Exchange Warrant
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Irrevocable Transfer Agent Instructions
Exhibit F	Form of Certificate of Designation
Exhibit G	Form of Opinion of Foley & Lardner LLP
Exhibit H	Form of Voting Proxy Agreement
Exhibit I	Form of Charter Amendment

Exhibit A

Filed separately, therefore omitted.

Exhibit B

Filed separately, therefore omitted.

Exhibit C

Filed separately, therefore omitted.

Exhibit D

Filed separately, therefore omitted.

Exhibit E

Form of Irrevocable Transfer Agent Instructions

TRANSFER AGENT INSTRUCTIONS

LIQUIDMETAL TECHNOLOGIES, INC.

May 1, 2009

American Stock Transfer & Trust Company

Attn:  Mr. Joe Wolf

59 Maiden Lane

New York, NY 10038

Re:          Private Placement of 8 % Senior Secured Convertible Notes,  Series A Preferred Shares and Warrants

Ladies and Gentlemen:

This letter refers to that certain Securities Purchase and Exchange Agreement, dated as of May 1, 2009 (the “Securities Purchase Agreement”), by and among Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (collectively, the “Buyers”) pursuant to which the Company has issued the following to certain of the Buyers: (i) 8 % Senior Secured Convertible Notes (the “Exchange Notes”), which are convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Shares”), which are convertible into shares of Common Stock, (iii) shares of the Company’s Series A-2 Preferred Stock, par value $0.001 per share (the “Series A-2 Shares,” and together with the Series A-1 Shares, the “Series A Shares”), which are convertible into shares of Common Stock; (iv) Common Stock Purchase Warrants issued in connection with the issuance of Series A Shares (the “Preferred Warrants”); and (v) Common Stock Purchase Warrants issued in connection with the issuance of the Exchange Notes (the “Exchange Warrants”, and together with the Preferred Warrants, the “Warrants”).

The Company hereby authorizes and instructs you (provided that you are the transfer agent of the Company at such time):

(i)            to establish as of the date of this letter a reserve of 32,985,406 shares of Common Stock for issuance to holders of Exchange Notes upon conversion of their Exchange Notes, conversion of the Series A Shares, and exercise of the Warrants (the “Conversion Share Reserve”).  Upon the Company’s notification to you that the Company has filed with the Delaware Secretary of State a Certificate of Amendment to the Company’s Certificate of Incorporation increasing the number of the Shares of the Company’s Common Stock to 300,000,000 (a “Charter Amendment Notification”), the Conversion Share Reserve will be increased to 217,613,202.  The Conversion Share Reserve shall be adjusted to appropriately reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, exchange or other like change with respect to Common Stock occurring on or after the date hereof; and

(ii)           to issue shares of Common Stock upon conversion of the Exchange Notes (the “Note Conversion Shares”) to or upon the order of a Buyer from time to time upon delivery to you of a properly completed and duly executed Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon; and

(iii)          to issue shares of Common Stock upon conversion of the Series A Shares (the “Series A Conversion Shares”, and together with the Note Conversion Shares, the “Conversion Shares”) to or upon the order of a Buyer from time to time upon delivery to you of a properly completed and duly executed Notice, in the form attached hereto as Exhibit II, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon; and

(iv)          to issue shares of Common Stock upon exercise of the Warrants (the “Warrant Shares”) to or upon the order of a Buyer from time to time upon delivery to you of a properly completed and duly executed Notice, in the form attached hereto as Exhibit III, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

Notwithstanding the foregoing, until you have received the Charter Amendment Notification, you will not issue any Conversion Shares or Warrant Shares to any Buyer as aforesaid to the extent that the aggregate number of such shares would exceed the number of shares set forth next to the Buyer’s name on Exhibit V hereto.

You acknowledge and agree that so long as you have previously received (a) written confirmation from the Company’s outside legal counsel that either (1) a registration statement covering resales of all or some of the Conversion Shares and Warrant Shares (the “Securities”) has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or (2) that sales of all or some of the Securities may be made in conformity with Rule 144 under the Securities Act and (b) if applicable, a copy of such registration statement identifying the Securities covered thereby, then within two (2) business days of your receipt of any Notice described in (ii)-(iv) above, you shall issue the certificates representing the Conversion Shares or the Warrant Shares, as applicable, and to the extent that the Notice identifies Securities that are covered by foregoing either of clause (1) or (2) above, such certificates shall not bear any legend restricting transfer of the Conversion Shares or Warrant Shares and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares or Warrant Shares are not registered for resale under the Securities Act or able to be sold under Rule 144, then, the certificates for such Conversion Shares or Warrant Shares shall bear the following legend:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN/THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the Company’s legal counsel that a registration statement covering resales of the Conversion Shares or the Warrant Shares has been declared effective by the SEC under the Securities Act is attached hereto as Exhibit IV.

In furtherance of the foregoing, with respect to any Conversion Shares issuable pursuant to the conversion of the Exchange Notes or Series A-2 Preferred Stock in the manner set forth above to a Buyer who represents in writing that such Buyer is not, and has not been for a period of at least ninety (90) days thereto, an “affiliate” within the meaning of Rule 144 and that such Buyer has a holding period of at least six months with respect to such Conversion Shares for purposes of Rule 144, such Conversion Shares shall be issued without any restrictive legend thereon based on the Buyer’s compliance with Rule 144.

These instructions may not be rescinded or revoked other than by means of a communication signed by the Company.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.  Should you have any questions concerning this matter, please contact Curt Creely of Foley & Lardner LLP, our outside legal counsel, at (813) 225-4122.

Very truly yours,

THE COMPANY:

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Tony Chung
Chief Financial Officer

THE FOREGOING INSTRUCTIONS ARE

ACKNOWLEDGED AND AGREED TO

this        day of                       , 2009

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

Enclosures

EXHIBIT I

LIQUIDMETAL TECHNOLOGIES, INC.

NOTICE

Reference is made to the 8% Senior Secured Convertible Note (the “Note”) issued to the undersigned by Liquidmetal Technologies, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

The undersigned  hereby certifies to the Company that the undersigned’s conversion of the amount set forth above in accordance with Section 3(a) of the Note will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note; provided that if the undersigned has previously waived the 4.99% beneficial ownership limitation upon no less than sixty one (61) days prior written notice, the undersigned certifies to the Company that the undersigned’s conversion of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 3(d)(i) of the Note.  Notwithstanding the foregoing, the certification set forth in this paragraph shall not apply to, and shall not be deemed to be made by, any Affiliated Investor (as that term is defined in the Purchase Agreement referred to in the Note).

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

6

ACKNOWLEDGMENT

The Company hereby acknowledges this Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May 1, 2009, from the Company.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

7

EXHIBIT II

NOTICE

To Liquidmetal Technologies, Inc.

In accordance with and pursuant to the Certificate of Designation of Liquidmetal Technologies, Inc. (the “Company”), the undersigned hereby elects to convert shares of Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Shares”) and/or shares of Series A-2 Preferred Stock, par value $0.001 per share (the “Series A-2 Shares”, and together with the Series A-1 Shares, the “Series A Shares”) into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company as of the date specified below.

Date of Conversion:

Amount of Series A-1 Shares to be converted:

Amount of Series A-2 Shares to be converted:

Liquidation Preference:

Conversion Price for Series A-1 Shares:

Conversion Price for Series A-2 Shares:

Number of shares of Common Stock to be issued upon conversion of Series A-1 Shares:

Number of shares of Common Stock to be issued upon conversion of Series A-2 Shares:

Total number of shares of Common Stock to be issued upon conversion of Series A Shares:

The undersigned requests that certificates for the shares of Common Stock issuable upon conversion of the Series A Shares be issued in the name of

Print Name of Holder:

Signature:
Name:
Title:

HOLDER’S SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER:

Holder’s Address:

8

ACKNOWLEDGMENT

                The Company hereby acknowledges this Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May 1, 2009, from the Company.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

9

EXHIBIT III

NOTICE

To Liquidmetal Technologies, Inc.

The undersigned hereby irrevocably elects to purchase                             shares of common stock, par value $0.001 per share, of Liquidmetal Technologies, Inc. (“Common Stock”), pursuant to Warrant No. [  ], originally issued May 1, 2009 (the “Warrant”), and, if not a Cashless Exercise in accordance with Section 4, encloses herewith $                 in cash, federal funds or other immediately available funds, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Exercise Notice relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned  hereby certifies to the Company that the undersigned’s exercise of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, calculated in accordance with Section 4(b) of the Warrant; provided that if the undersigned has waived the 4.99% beneficial ownership requirement  by providing the Company with notice at least 61 days prior to the date hereof, the undersigned hereby certifies to the Company that the undersigned’s exercise of the amount set forth above will not directly result in the undersigned (together with the undersigned’s affiliates) beneficially owning in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion, calculated in accordance with Section 4(b) of the Warrant.  Notwithstanding the foregoing, the certification set forth in this paragraph shall not apply to, and shall not be deemed to be made by, any Affiliated Investor (as that term is defined in the Purchase Agreement referred to in the Warrant).

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

Print Name of Holder:

Signature:
Name:
Title:

HOLDER’S SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER:

Holder’s Address:

10

ACKNOWLEDGMENT

                The Company hereby acknowledges this Notice and hereby directs American Stock Transfer & Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated May 1, 2009, from the Company.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

11

EXHIBIT IV

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

American Stock Transfer & Trust Company

Attn:  Mr. Joe Wolf

59 Maiden Lane

New York, NY 10038

Re:          Liquidmetal Technologies, Inc.

Ladies and Gentlemen:

We are counsel to Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with the negotiation and execution of that certain Securities Purchase and Exchange Agreement, dated as of May 1,, 2009, by and among the investors named on the Schedule of Buyers attached thereto (the “Buyers”) and the Company (the “Purchase Agreement”).  Upon the terms and subject to the conditions of the Purchase Agreement, the Company has issued the following to certain of the Buyers: (i) 8 % Senior Secured Convertible Notes (the “Exchange Notes”), which are convertible into shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), (ii) shares of the Company’s Series A-1 Preferred Stock, par value $0.001 per share (the “Series A-1 Shares”), which are convertible into shares of Common Stock, (iii) shares of the Company’s Series A-2 Preferred Stock, par value $0.001 per share (the “Series A-2 Shares,” and together with the Series A-1 Shares, the “Series A Shares”), which are convertible into shares of Common Stock; (iv) Common Stock Purchase Warrants issued in connection with the issuance of Series A Shares (the “Preferred Warrants”); and (v) Common Stock Purchase Warrants issued in connection with the issuance of the Exchange Notes (the “Exchange Warrants”, and together with the Preferred Warrants, the “Warrants”).   Pursuant to the Purchase Agreement, the Company entered into a Registration Rights Agreement with the Buyers, dated as of May 1, 2009 (the “Registration Rights Agreement”), pursuant to which the Company agreed, among other things, to register the resale of the Registrable Securities (as defined in the Registration Rights Agreement).  In connection with the Company’s obligations under the Registration Rights Agreement, on                      , 2009, the Company filed the Registration Statement on Form S-1 (File No. 333-                  ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Buyers as a selling stockholder thereunder.

In connection with the Registration Statement, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS], and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the Securities Act of 1933, as amended, pursuant to the Registration Statement.

Very truly yours,

[COMPANY’S COUNSEL]

By:

CC:          [LIST NAMES OF BUYERS]

12

EXHIBIT V
Allocation of Conversion Cap

Buyer	Allocation of Conversion Cap (Based on Investment Amount)
Carlyle Liquid Holdings, LLC	3,566,000
Carlyle Liquid Holdings, LLC	6,338,509
Fort Mason Master, LP	1,904,214
Fort Mason Partners, LP	123,487
Tail Wind Fund Ltd.	2,217,581
Solomon Strategic Holdings Inc.	443,516
Carlyle Liquid, LLC	3,335,003
Carlyle Holdings, LLC	414,420
Castlerigg Master Investments Ltd.	3,548,130
Diamond Opportunity Fund	580,188
Rockmore Investment Master Fund Ltd.	1,774,065
Abdi Mahamedi	828,840
BridgePointe Master Fund Ltd.	1,288,385
Iroquois Master Fund	337,950
Rodd Friedman	100,624
Myron Neugeboren	19,536
Ricardo Salas	587,198
Chang Ki Cho	773,801
Eric Brachfeld	96,725
Ed Neugeboren	13,582
Wynnefield Partners Small Cap Value LP	752,070
Wynnefield Partners Small Cap Value LP I	984,853
Wynnefield Small Cap Value Offshore	949,040
Kenneth Lisiak	113,458
Vestal Venture Capital	650,967
Mermelstein Development	828,840
Atlantic Realty	414,420
Total	32,985,406

13

Exhibit F

Filed separately, therefore omitted.

Exhibit G

Form of Opinion of Foley & Lardner LLP

May 1, 2009	ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com CLIENT/MATTER NUMBER 078489-0130

To the Addressees Set Forth on

Attached Schedule A

Re:                               Liquidmetal Technologies, Inc.

Ladies and Gentlemen:

We have acted as counsel to Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), in connection with the transactions contemplated by the Securities Purchase and Exchange Agreement, dated as of the date hereof (the “Purchase Agreement”), among the Company and the persons and entities set forth in Schedule A hereto (the “Buyers”).  This letter is being delivered to you pursuant to Section 7(g) of the Purchase Agreement.  Capitalized terms not otherwise defined in this letter shall have the respective meanings ascribed to them in the Purchase Agreement.  The Uniform Commercial Code as currently in effect in the State of New York is referred to herein as the “New York UCC”, and the Uniform Commercial Code as currently in effect in the State of Delaware is referred to herein as the “Delaware UCC”.

In rendering this opinion, we have examined (i) the Purchase Agreement, the Exchange Notes, the Warrants, the Registration Rights Agreement, the Voting Proxy Agreement, the Security Agreement, the Account Control Agreement, and the Certificate of Designations, Preferences and Rights of Series A Preferred Stock of the Company (collectively, the “Transaction Documents”), (ii) a copy of the Certificate of Incorporation of the Company certified by the Secretary of the State of Delaware on April 21, 2009 (the “Certificate”), (iii) a certificate of good standing with respect to the Company issued by the Delaware Secretary of State dated April 21, 2009, (iv) a copy of the Bylaws of the Company certified by the Secretary of the Company on or about the date of this letter (the “Bylaws”), (v) a copy of the resolutions of the Board of Directors of the Company adopted on April 30, 2009, as certified by the Secretary of the Company on the date of this letter, and (vi) an unfiled copy of the financing statement attached hereto as Exhibit A (the “UCC Financing Statement”) naming the Company as debtor and WC Collateral Agent LLC (“Agent”), as secured party and agent for the persons or entities listed as a Secured Party on Schedule 1 to the Security Agreement (the “Investors”), which we understand will be filed in the office of the Secretary of State of  Delaware (the “Filing Office”).  We have also considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth below.  We also have relied upon the factual representations made by the Company in the Transaction Documents.  We have made no attempt to independently verify the factual statements and representations contained in certificates or in the Transaction Documents.

BOSTON BRUSSELS CHICAGO DETROIT JACKSONVILLE	LOS ANGELES MADISON MILWAUKEE NEW YORK ORLANDO	SACRAMENTO SAN DIEGO SAN DIEGO/DEL MAR SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

As to the incorporation and good standing of the Company under the laws of the State of Delaware, we have relied solely on certificates from the Delaware Secretary of State dated April 21, 2009, which we assume remain accurate as of the date of this letter.

The opinions set forth in this letter are limited to the federal laws of the United States of America, the laws of the State of New York, and, with respect to our opinions in paragraphs 1, 2 and 3, the Delaware General Corporation Law as set forth in the Aspen Publishers Guide, Volume 3, and, we express no opinion as to the laws of any other jurisdiction.  In addition, we express no opinion relating to usury laws, Federal Reserve Board margin regulations, and local laws (including statutes, administrative decisions, and rules and regulations of county, municipal and political subdivisions), as well as any choice-of-law provisions in the Transaction Documents.

Our opinion in paragraph 4 concerning the validity, binding effect, and enforceability of the Transaction Documents means that (i) the Transaction Documents constitute effective contracts under applicable law, and (ii) subject to the remainder of this paragraph, a remedy will be available to the applicable party if the Company is in material default under the Transaction Documents to obtain the practical realization of benefits contemplated by the Purchase Agreement.  This opinion does not mean that (a) any particular remedy is available upon a material default, or (b) every provision of the Transaction Documents will be upheld or enforced in any or each circumstance by a court. Furthermore, the validity, binding effect and enforceability of the Transaction Documents may be limited or otherwise affected by (y) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforcement of creditors’ rights and remedies generally and (z) the unavailability of, or limitation on the availability of, specific performance or injunctive relief or a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability, or good faith.

For purposes of our opinion set forth in opinion paragraph 11 herein as it relates to the laws of the State of Delaware, we have reviewed standard compilations of the version of the UCC as enacted in such state, as set forth in the Commerce Clearing House Secured Transactions Guide, Volume 2 and 5, and our opinion is based solely on such review.  We are not licensed to practice law in the State of Delaware, do not purport to be experts on the laws of Delaware, and did not consult local counsel in such state.

Our security interest opinion in paragraph 11 is limited to Article 9 of the Delaware UCC, and therefore this opinion paragraph does not address (i) laws of any jurisdiction other than Article 9 of the Delaware UCC, (ii) collateral of a type not subject to Article 9 of the Delaware UCC, or (iii) under §§ 9-301 through 9-307 of the Delaware UCC, what law governs perfection, the effect of perfection or non-perfection, or priority of security interests granted in the collateral covered by this opinion letter.

In rendering the opinions set forth below, we have made the following assumptions, in addition to the other assumptions set forth in this letter: (i) the genuineness of all signatures other than those on behalf of the Company; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the conformity to originals of all documents and instruments submitted to us as photostatic copies, and the authenticity and completeness of the originals of such latter

2

documents;  (iv) the legal capacity of each natural person; (v) the legal existence of all parties to the Transaction Documents other than the Company; (vi) the power and authority of each person other than the Company to execute, deliver and perform each document executed and delivered and to do each other act done or to be done by such person; (vii) the authorization, execution, and delivery by each person other than the Company of each document executed and delivered or to be executed and delivered by such person; (viii) the legality, validity, binding effect, and enforceability as to each person other than the Company of each document executed and delivered or to be executed and delivered and of each other act done or to be done by such person; (ix) the payment of all required documentary stamps, taxes and fees imposed upon the execution, filing or recording of documents; (x) that there have been no undisclosed modifications of any documents reviewed by us in connection with the rendering of the opinion and no undisclosed prior waiver of any right or remedy contained in any of the documents; (xi) the truthfulness of each statement as to all factual matters contained in any document reviewed by us in connection with this opinion; (xii) the accuracy on the date of the opinion as well as on the date stated in all governmental certifications of each statement as to each factual matter contained in such governmental certifications;  (xiii) that with respect to the Transaction Documents, there has been no mutual mistake of fact and there exists no fraud or duress; (xiv) the constitutionality and validity of all relevant laws, regulations and agency actions; (xv) that the UCC Financing Statement contains the correct name of the Company and all other information which is contained in the UCC Financing Statement and required for filing by Section 9-516 of the Delaware UCC is true and correct; and (xvi) that the Company has the power to transfer rights in the Article 9 Collateral (as hereinafter defined) and value (as described in Section 9-203(2) of the New York UCC) has been given.

For purposes of this opinion, “to our knowledge” or “known to us” means the actual current conscious awareness of those attorneys in our firm who have given substantive attention to the transactions contemplated by the Transaction Documents, without independent investigation to determine the existence or absence of any facts or circumstances.

Based on the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.                                       The Company is a corporation incorporated and in good standing under the laws of the State of Delaware.

2.                                       Except for any obligations, rights, or other matters that are contingent upon or dependent on the completion of the Charter Amendment Approval/Filing (as that term is defined below), the Company has all requisite corporate power and authority to execute, deliver and perform the Transaction Documents, to issue, sell and deliver the Exchange Notes, the Preferred Shares, and the Warrants pursuant to the Transaction Documents, and to carry out and perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents. Upon the completion of the Charter Amendment Approval/Filing, the Company will have the requisite corporate power and authority to issue, sell and deliver the Conversion Shares and the Warrant Shares pursuant to the Transaction Documents.  For purposes of this opinion, the term “Charter Amendment Approval/Filing” shall mean the process of obtaining Shareholder Approval (as defined in the

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Purchase Agreement), filing the Charter Amendment (as defined in the Purchase Agreement) with the Delaware Secretary of State, and the acceptance of the Charter Amendment for filing by the Delaware Secretary of State.

3.                                       Except for the Charter Amendment Approval/Filing, all corporate action on the part of the Company necessary for the authorization, execution and delivery by the Company of the Transaction Documents, the authorization, issuance, sale and delivery of the Exchange Notes, the Preferred Shares and the Warrants pursuant to the Purchase Agreement, the issuance and delivery of Conversion Shares and Warrant Shares, and the consummation by the Company of the transactions contemplated by the Transaction Documents has been duly taken.

4.                                       The Transaction Documents have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) that such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) that the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defenses.  Notwithstanding the foregoing, we render no opinion as to the validity, attachment, perfection, or enforceability of any security interest in the Collateral (as defined in the Security Agreement).

5.                                       The authorized capital stock of the Company as of the date hereof is 100,000,000 shares of common stock, par value $.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $.001 per share. The issuance of the Exchange Notes, the Preferred Shares, and the Warrants has been duly authorized, and when issued and paid for in accordance with the terms of the Transaction Documents, such securities will be validly issued, and in the case of the Preferred Shares, fully paid and non-assessable.  Upon the completion of the Charter Amendment Approval/Filing, the shares of Common Stock issuable upon conversion of the Exchange Notes, conversion of the Preferred Shares and exercise of the Warrants will be duly reserved, and when issued in accordance with the terms of the Preferred Shares, the Exchange Notes and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

6.                                       Assuming (i) the accuracy of the information provided by the purchasers in the Transaction Documents including the relevant information with respect to the status of each Buyer as an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), (ii) the absence of any form of general solicitation or general advertising with respect to the offer or sale of the Securities, (iii) the observance of all limitations on resale of the Securities, and (iv) the timely filing of a Form D with respect to the offer or sale of the Securities, the issuance and sale of the Securities by the Company to the Buyers is exempt from registration under the Securities Act by virtue of  Regulation D promulgated thereunder.

7.                                       The execution, delivery and performance by the Company of, and the compliance by the Company with the terms of, the Transaction Documents and the issuance, sale and delivery of the Exchange Notes, Preferred Shares, Conversion Shares, Warrants, and Warrant Shares pursuant to the Purchase Agreement do not, after giving effect to the Charter Amendment Approval/Filing: (a) conflict with or result in a violation of any

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provision of the Certificate or Bylaws, (b) conflict with or result in a violation of any provision of law, rule, or regulation known to us to be applicable to the Company,  or (c) to our knowledge, conflict with, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in or permit the termination or modification of, any agreement, instrument, order, writ, judgment or decree known to us to which the Company is a party or is subject.

8.                                       To our knowledge, no consent, license, permit, waiver, approval or authorization of, or designation, declaration, registration or filing with, any court, governmental or regulatory authority, or self-regulatory organization, is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, or the offer, sale, issuance or delivery of the Exchange Notes, the Preferred Shares, Conversion Shares, Warrants, or Warrant Shares or the consummation of the transactions contemplated thereby.

9.                                       Based solely on (i) our review of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), and applicable “no-action” letters issued by the Securities and Exchange Commission, and (ii) the veracity of the assumptions set forth in the following sentence, the Conversion Shares issuable to a Buyer pursuant to the conversion of the Exchange Notes and Series A-2 Preferred Stock will be deemed to have been acquired, for purposes of Rule 144(d)(3)(ii), on the date on which the Buyer acquired and paid the full purchase price for the Existing Notes which were surrendered in exchange for the Exchange Notes.  The opinion in the preceding sentence is based on the following assumptions:  (a) that any conversion of the Exchange Notes and Series A-2 Preferred Stock will be made in accordance with the terms and provisions of the Exchange Notes and Series A-2 Preferred Stock, as applicable, and (b) no other consideration was paid for the Exchange Notes and Series A-2 Preferred Stock other than the Buyer’s surrender of the Existing Notes.

10.                                 The Security Agreement creates a valid security interest in favor of Agent, as agent for the Investors, as security for the payment of the Obligations (as defined in the Security Agreement) in the right, title, and interest of the Company in the collateral described in the Security Agreement to the extent such a security interest can be created under article 9 of the New York UCC (the “Article 9 Collateral”).

11.                                 The UCC Financing Statement is in appropriate form for filing in the Filing Office.  Upon the filing of the UCC Financing Statement with the Filing Office, the security interests in the Article 9 Collateral granted by the Company to Agent pursuant to the Security Agreement will be perfected to the extent that such security interest may be perfected under the Delaware UCC by filing said UCC Financing Statement in the Filing Office.  We have not been asked to file continuation statements with respect to the UCC Financing Statement.

The foregoing opinions are subject to the following additional assumptions and qualifications:

a.             Our opinion is limited by:

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i.              The requirement that the enforcing party act in a commercially reasonable manner and in good faith in exercising its rights under the Security Agreement and comply with the provisions of part 6 of article 9 of the  New York UCC; and

ii              The possible rights of third parties to the extent that (a) any of the collateral described in the Security Agreement prohibits, restricts or requires the consent of the obligor to the assignment or transfer of, or the creation of a security interest in such collateral, or provides that any such action constitutes a default or gives rise to any right or remedy of such obligor; (b) such collateral is not an account, chattel paper, promissory note, or general intangible subject to and within the meaning of the New York UCC; and (c) the consent of such obligor has not been obtained; provided, however, that to the extent such collateral is a general intangible which is not a payment intangible, or the transaction is the sale of a payment intangible or promissory note, the security interest in such collateral may be subject to the provisions of section 9-408(c) of the New York UCC.

b.             We have not examined the records of Agent or the Investors, and except as set forth herein, the Company, or any court or any public, quasi-public, private, or other office in any jurisdiction, and our opinions are subject to matters that an examination of such records would reveal.

c.             In the case of proceeds, continuation of perfection of Agent’s security interest therein is limited to the degree set forth in section 9-315 of the Delaware UCC.

d.             We express no opinion as to any actions that may be required to be taken under the New York UCC or the Delaware UCC, or other applicable law in order for the effectiveness of the UCC Financing Statement, or the validity or perfection of any security interest, to be maintained.

e.             We express no opinion with respect to consumer goods, investment property in a consumer transaction, as-extracted collateral, timber to be cut, commercial tort claims, or goods represented by a certificate of title.

f.              We  call to your attention that in the case of property which becomes collateral after the date hereof, section 547 of the United States Bankruptcy Code (the “Code”) provides that a transfer is not made until the debtor has rights in the property transferred, so a security interest in after-acquired property may be treated as a voidable preference under the conditions (and subject to the exceptions) provided by section 547, and section 552 of the Code limits the extent to which property acquired by a debtor after the commencement of a case under the Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

g.             We have made no examination of, and express no opinion as to, (a) the adequacy of any description of collateral, (b) title to the real property, fixtures, personal property, or other collateral described in the Security Agreement or the existence of any liens, charges, or encumbrances thereon, or (c) the priority of the security interests created or evidenced by the Security Agreement.

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h.             We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Transaction Documents (other than the Company to the extent set forth herein) with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Company to the extent expressly set forth herein).

This opinion letter is provided to you for your exclusive use solely in connection with the Transaction Documents and the transactions contemplated thereby and may not be relied upon by any person other than you or for any other purpose without our prior written consent. This opinion letter may not be used, quoted, referred to, copied, published, or relied upon by, or furnished to, any other person without our prior written consent.  This opinion letter speaks only as of the date hereof and to its addressees and we have no responsibility or obligation to update this opinion, to consider its applicability or correctness to other than its addressees, or to take into account changes in law, facts or any other developments of which we may later become aware.

Very truly yours,

Foley & Lardner LLP

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SCHEDULE A

Carlyle Liquid Holdings, LLC	2 Gannett Drive Suite 201 White Plains, NY 10604 (914) 694-6789

Fort Mason Master, LP	580 California Street Suite 1925 San Francisco, CA 94104 (415) 288-8113

Fort Mason Partners, LP	580 California Street Suite 1925 San Francisco, CA 94104 (415) 288-8113

Tail Wind Fund Ltd.	c/o Tail Wind Advisory and Management Ltd 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665

Solomon Strategic Holdings Inc.	c/o Tail Wind Advisory and Management Ltd 767 Third Avenue, 6th Floor New York, NY 10017 (212) 676-5665

Carlyle Liquid, LLC	2 Gannett Drive Suite 201 White Plains, NY 10604 (914) 694-6789

Carlyle Holdings, LLC	2 Gannett Drive Suite 201 White Plains, NY 10604 (914) 694-6789

Castlerigg Master Investments Ltd.	c/o Sandell Asset Management Corporation 40 West 57th Street 26th Floor New York, NY 10019 (212) 603-5710

Diamond Opportunity Fund	500 Skokie Blvd, Suite 310 Northbrook, IL 60062 (847) 919-4410

Rockmore Investment Master Fund Ltd.	150 East 58th Street, 28th Floor New York, NY 10155 (212) 258-2315

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Abdi Mahamedi	c/o Carlyle Development Group 2 Gannett Drive, Suite 201 White Plains, NY 10604 (914) 694-6789

BridgePointe Master Fund Ltd.	c/o Roswell Capital Partners 1120 Sanctuary Parkway Suite 325 Alpharetta, GA 30004 (770) 777-5844

Iroquois Master Fund	641 Lexington Avenue 26th Floor New York, NY 10022 (212) 207-3452

Rodd Friedman	93 Hillspoint Road Westport, CT 06880 (203) 663-1303

Myron Neugeboren	P.O. Box 1410 Lakeville, Ct 06309 (860) 435-2603

Ricardo Salas	64 Ritz Cove Drive Monarch Beach, CA 92629 (949) 315-3096

Chang Ki Cho

Eric Brachfeld	890 West End Avenue Suite 160 New York, NY 10025 (212) 298-9933

Ed Neugeboren	282 New Norwalk Road New Canaan, CT 06840 (212) 618-0202

Wynnefield Partners Small Cap Value LP	450 Seventh Avenue Suite 509 New York, NY 10123 (212) 760-0824

Wynnefield Partners Small Cap Value LP I	450 Seventh Avenue Suite 509 New York, NY 10123 (212) 760-0824

Wynnefield Small Cap Value Offshore	450 Seventh Avenue Suite 509 New York, NY 10123 (212) 760-0824

Kenneth Lisiak	17 Ross Lane Middleton, MA 01949 (978)774-3778

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Vestal Venture Capital	6471 Enclave Way Boca Raton, FL 33496 (561) 912-9979

Mermelstein Development	302 Fifth Avenue, 8th Floor New York, NY 10001

Atlantic Realty	c/o Jack Chitayat 1836 El Camino Del Teatro La Jolla, CA 92037

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EXHIBIT A

Financing Statement

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Exhibit H

Form of Voting Proxy Agreement

VOTING PROXY AGREEMENT

THIS VOTING PROXY AGREEMENT (this “Agreement”), dated as of May 1, 2009, by and among the shareholders listed on Schedule A hereto (each a “Holder” and collectively, the “Holders”) and Carlyle Liquid Holdings LLC, a New York limited liability company (the “Carlyle” or, the “Proxyholder”).  Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Exchange Agreement (as defined below).

WHEREAS, each Holder owns a number of shares of common stock of Liquidmetal Technologies, Inc., a Delaware corporation (the “Company”), as set forth next to each Holder’s name on Schedule A hereto (such shares of common stock, the “Shares”); and

WHEREAS, the Securities Purchase and Exchange Agreement (the “Exchange Agreement”), dated as of May 1, 2009, among the Company and the Holders, provides in Section 7(j) that, as a condition to closing, the Company must provide Carlyle with an executed Voting Proxy Agreement signed by a sufficient number of Holders to give Carlyle the power to vote a majority of the Company’s shares of common stock for the purposes of approving an amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 300,000,000 to meet the Company’s obligation under the Exchange Agreement to reserve for issuance a number of shares of common stock equal to the sum of 100% of the number of shares of common stock issuable upon conversion of the Preferred Shares and the Exchange Notes and exercise of the Warrants to be issued at such Closing (such rights, the “Voting Rights”); and

WHEREAS, the parties hereto desire to provide for certain rights and obligations relating to the Voting Rights of the Holder and certain other matters.

NOW, THEREFORE, in consideration of the mutual promises set forth below (the mutuality, adequacy and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1

PROXY

SECTION 1.01. Voting Rights; Irrevocable Proxy. (a) The Holders hereby irrevocably constitute and appoint the Proxyholder, its true and lawful attorney, agent and proxy for and in their name, place and stead, with the exclusive right to exercise the Voting Rights on the Charter Amendment attributable to Holders’ Shares, in such Proxyholder’s sole and absolute discretion, at any annual or special meeting of stockholders of the Company, at any and all adjournments thereof, and on any other occasion in respect of which the consent of Holders relating to the Voting Rights on the Charter Amendment may be given or may be requested or solicited by the Company or any other Person, whether at a meeting, pursuant to the execution of a written consent or otherwise, and Holder hereby ratifies and confirms all that the Proxyholder may do by virtue hereof. The Holders agree with the Proxyholder that, without the prior written consent of the Proxyholder, they will not, so long as this Agreement shall be in effect, take any action with respect to the Voting Rights on the Charter Amendment, appoint any person other than the Proxyholder as their attorney, agent or proxy with respect to such Shares, or take any action inconsistent with the appointment of the Proxyholder as their lawful attorney, agent and proxy, or the exercise by the Proxyholder of the powers granted to it, hereunder.

(b)   The powers granted pursuant to this Section 1.01, and the proxy granted pursuant hereto, are coupled with an interest and shall be irrevocable during the term of this Agreement.

SECTION 1.02. Acceptance of Appointment. Carlyle accepts its appointment as the Proxyholder and agrees to serve in such capacity pursuant to the terms hereof.

ARTICLE 2

MISCELLANEOUS

SECTION 2.01. Lock-Up. John Kang and Ricardo Salas agree that, until the Shareholder Approval, they will not, directly or indirectly, sell, assign, transfer or dispose of any of their Shares.

SECTION 2.02. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

SECTION 2.03. Reasonable Best Efforts. Each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

SECTION 2.04. Remedies. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 2.05. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopier) and shall be deemed to have been duly given or made if sent by telecopy, delivered personally, sent by electronic mail (provided confirmation of transmission is electronically generated and kept on file by the sending party) or sent by registered or certified mail (postage prepaid, return receipt requested) to such party at its address or telecopier number set forth on Schedule A hereto or the signature pages hereof, or such other address or telecopier number as such party may hereinafter specify for the purpose to the party giving such notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place

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of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 2.06. Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Any provision of this Agreement may be waived if, but only if, such waiver is in writing and is signed, by the party or parties against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by each of the parties hereto.

SECTION 2.07. Termination. This Agreement shall terminate and be of no further force and effect on the earlier to occur of (i) the second anniversary of the date hereof and (ii) the date on which the Charter Amendment is duly approved by the Company’s stockholders.

SECTION 2.08. Successors and Assigns; Third Party Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any entity other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 2.09. Applicable Law; Submission to Jurisdiction. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state. Each of the parties hereto hereby consents to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, or any other New York State court sitting in New York County, New York (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 2.05 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN ANY SUCH PROCEEDING.

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SECTION 2.10. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

SECTION 2.11. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein.

SECTION 2.12. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature (including documents in Adobe PDF format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

SECTION 2.13. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PROXYHOLDER:

CARLYLE LIQUID HOLDINGS LLC

By:
Name:
Title:

HOLDERS:

By:
Name: John Kang
Title:

By:
Name: Ricardo Salas
Title:

By:
Name: Jack Chitayat
Title:

By:
Name: Abdi Mahamedi
Title:

SCHEDULE A

1.	John Kang

2.	Ricardo Salas

3.	Jack Chitayat

4.	Abdi Mahamedi

Exhibit I

FORM OF CHARTER AMENDMENT

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION OF

LIQUIDMETAL TECHNOLOGIES, INC.

Liquidmetal Technologies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:

FIRST:  That the original Certificate of Incorporation of Liquidmetal Technologies, Inc. (the “Corporation”) was filed with the Secretary of State of the State of Delaware on May 15, 2003, and that a Certificate of Ownership and Merger of Liquidmetal Technologies (a California corporation) with and into the Corporation was filed with the Secretary of State of the State of Delaware on May 21, 2003.

SECOND:  That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of the Corporation, declaring said amendments to be advisable, and calling a meeting of the stockholders of the Corporation for consideration thereof.  The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article IV thereof so that, as amended, Article IV shall be and read as follows:

“The Corporation shall have authority to issue Three Hundred Ten Million (310,000,000) shares of capital stock, consisting of Three Hundred Million (300,000,000) shares of common stock, $0.001 par value per share  (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”), of which One Million Eight Hundred Seventy-Five Thousand (1,875,000) shares are hereby designated as “Series A-1 Preferred Stock” and Three Million Two Hundred Eighty-One Thousand Two Hundred Fifty-Three (3,281,253) shares are hereby designated as “Series A-2 Preferred Stock.”  The Preferred Stock authorized by the Certificate of Incorporation, as amended, may be issued from time to time in one or more series.  The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them.  The voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of the Series A-1 Preferred Stock and Series A-2 Preferred Stock (collectively, the “Series A Preferred Stock”) are set forth in a Certificate of Designation, Preferences, and Rights previously filed by the Corporation with the Secretary of State of Delaware on May 1, 2009 (the “Series A Certificate of Designation”).”

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article VIII thereof so that, as amended, Article VIII shall be and read as follows:

“(a)         Directors — General.  Subject to Section (b) below, the number of directors of the Corporation shall be determined by resolution of the Board of Directors.  Elections of directors need not be by written ballot, unless the Bylaws of the Corporation shall so provide.

(b)           Series A Directors and Common Directors.     Notwithstanding the foregoing, for as long as at least 25% of the number of shares of Series A Preferred Stock issued on May 1, 2009 (the initial issuance date of the Series A Preferred Stock) are outstanding, the Board of Directors of the Company shall consist of five (5) members.  In any election of directors taking place after May 1, 2009, as long as at least 25% of the number of shares of Series A Preferred Stock issued on May 1, 2009 are outstanding, (i) the holders of the Series A Preferred Stock, voting as a separate class, shall have the right to elect two of the members of the Corporation’s Board of Directors, (ii) the holders of the Common Stock, voting as a separate class, shall have the right to elect two of the members of Company’s Board of Directors (the “Common Directors”), and (iii) the holders of the Common Stock and the holders of the Series A Preferred Stock, voting together as a single class (with the holders of Preferred Stock voting on an as converted to Common Stock basis as described in the last sentence of this Section (b)), shall have the right to elect one of the members of the Company’s Board of Directors.

In addition to any class voting rights provided by law and the Certificate of Incorporation, and subject to the first paragraph of this Section (b), the holders of Series A Preferred Stock shall have the right to vote together with the holders of Common Stock as a single class on any matter on which the holders of Common Stock are entitled to vote, at any annual or special meeting of the stockholders and not as a separate class, and may act by written consent in the same manner of the holders of the Common Stock; provided, however, that the holders of Series A Preferred Stock shall not have the right to vote on the election of the Common Directors. With respect to the voting rights of the holders of the Series A Preferred Stock pursuant to the preceding sentence, each holder of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock that would be issuable to such holder upon the conversion of all the shares of Series A Preferred Stock held by such holder on the record date for the determination of shareholders entitled to vote at such meeting or the effective date of such written consent (after taking into account the conversion limitation set forth in Section 4M(1) of the Series A Certificate of Designation but disregarding the conversion limitation set forth in Section 4M(2) of the Series A Certificate of Designation), and shall have

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voting rights and powers equal to the voting rights and powers of the Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company.”

THIRD:  That thereafter, pursuant to a resolution of the Board of Directors of the Corporation, a special  meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

FOURTH:  That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law.

FIFTH:  That said amendments shall be effective upon filing in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer this          day of                       , 2009.

LIQUIDMETAL TECHNOLOGIES, INC.

By:
Name:
Title:

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